                                                                    Exhibit 99.4

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

FINANCIAL STATEMENTS:

                                                              PAGE(S)
                                                              -------
WEIDER PUBLICATIONS, INC. AND SUBSIDIARIES & WEIDER
  INTERACTIVE NETWORKS, INC.
   Independent auditors' report.............................    F-2
   Combined consolidated balance sheets as of December 31,
     2001 and 2000..........................................    F-3
   Combined consolidated statements of operations for the
     year ended December 31, 2001, the seven months ended
     December 31, 2000 and the years ended May 31, 2000 and
     1999...................................................    F-4
   Combined consolidated statements of stockholders' equity
     for the year ended December 31, 2001, the seven months
     ended December 31, 2000 and the years ended May 31,
     2000 and 1999..........................................    F-5
   Combined consolidated statements of cash flows for the
     year ended December 31, 2001, the seven months ended
     December 31, 2000 and the years ended May 31, 2000 and
     1999...................................................    F-6
   Notes to combined consolidated financial statements for
     the year ended December 31, 2001, the seven months
     ended December 31, 2000 and the years ended May 31,
     2000 and 1999..........................................    F-8
   THREE FISCAL QUARTERS ENDED SEPTEMBER 30, 2002 AND 2001
   Unaudited Condensed combined consolidated balance sheet
     as of September 30, 2002...............................   F-28
   Unaudited Condensed combined consolidated statements of
     operations for the nine months ended September 30, 2002
     and 2001...............................................   F-29
   Unaudited Condensed combined consolidated statements of
     cash flows for the nine months ended September 30, 2002
     and 2001...............................................   F-30
   Notes to unaudited condensed combined consolidated
     financial statements...................................   F-31

Schedules have been omitted since the information is not applicable, not required or because the required information is included in the consolidated financial statements or Notes thereto.

                          INDEPENDENT AUDITORS' REPORT

Boards of Directors and Stockholders
Weider Publications, Inc. and
Weider Interactive Networks, Inc.

We have audited the accompanying combined consolidated balance sheets of Weider Publications, Inc. and subsidiaries and Weider Interactive Networks, Inc. (collectively, the "Company") as of December 31, 2001 and 2000 and the related combined consolidated statements of operations, stockholders' equity and cash flows for the year ended December 31, 2001, the seven months ended December 31, 2000 and the years ended May 31, 2000 and 1999. Weider Publications, Inc. and Weider Interactive Networks, Inc. are under common ownership and common management. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the combined consolidated financial position of Weider Publications, Inc. and subsidiaries and Weider Interactive Networks, Inc. as of December 31, 2001 and 2000 and the combined results of their operations and their combined cash flows for the year ended December 31, 2001, the seven months ended December 31, 2000 and the years ended May 31, 2000 and 1999 in conformity with accounting principles generally accepted in the United States of America.

Deloitte and Touche LLP

December 12, 2002
Los Angeles, California

                 WEIDER PUBLICATIONS, INC. AND SUBSIDIARIES AND
                       WEIDER INTERACTIVE NETWORKS, INC.

                      COMBINED CONSOLIDATED BALANCE SHEETS

---------------------------------------------------------------------------------
DECEMBER 31, 2001 AND 2000 (DOLLARS IN THOUSANDS)               2000       2001
---------------------------------------------------------------------------------
                                     ASSETS
CURRENT ASSETS:
   Cash and cash equivalents................................  $     --   $  8,344
   Current portion of receivable from Parent................    32,149     27,151
   Accounts receivable--net.................................    18,170     17,966
   Inventories..............................................     4,536      4,103
   Prepaid expenses and other...............................     1,631      1,676
                                                              -------------------
      Total current assets..................................    56,486     59,240
PROPERTY AND EQUIPMENT--Net.................................     7,321      8,571
OTHER ASSETS--Net...........................................    27,721     32,009
DEFERRED INCOME TAXES.......................................     2,054      2,666
RECEIVABLE FROM PARENT......................................    32,122     32,122
                                                              -------------------
TOTAL.......................................................  $125,704   $134,608
                                                              -------------------
                      LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
   Accounts payable.........................................  $  7,573   $  7,505
   Accrued compensation and benefits........................     3,320      6,546
   Retail display cost and allowances.......................     3,055      2,505
   Other accrued expenses...................................     6,121      5,524
   Current portion of long-term debt........................    52,631      2,922
   Deferred income taxes....................................     9,687      7,244
   Deferred subscription revenues...........................    12,338     12,435
                                                              -------------------
      Total current liabilities.............................    94,725     44,681
LONG-TERM DEBT..............................................     1,026     47,345
DEFERRED COMPENSATION.......................................       310        540
INTEREST RATE SWAP..........................................                  414
                                                              -------------------
      Total liabilities.....................................    96,061     92,980
                                                              -------------------
COMMITMENTS AND CONTINGENCIES (Note 12)
STOCKHOLDERS' EQUITY:
   Common stock.............................................                1,505
   Additional paid-in capital...............................     6,665     10,665
   Retained earnings........................................    22,875     29,615
   Accumulated other comprehensive income (loss)............       103       (157)
                                                              -------------------
      Total stockholders' equity............................    29,643     41,628
                                                              -------------------
TOTAL.......................................................  $125,704   $134,608
---------------------------------------------------------------------------------

See notes to combined consolidated financial statements.

                 WEIDER PUBLICATIONS, INC. AND SUBSIDIARIES AND
                       WEIDER INTERACTIVE NETWORKS, INC.

                 COMBINED CONSOLIDATED STATEMENTS OF OPERATIONS

-----------------------------------------------------------------------------------------------------
                                                                          SEVEN MONTHS
YEAR ENDED DECEMBER 31, 2001, SEVEN MONTHS    YEAR ENDED    YEAR ENDED       ENDED        YEAR ENDED
ENDED DECEMBER 31, 2000 AND YEARS ENDED         MAY 31,       MAY 31,     DECEMBER 31,   DECEMBER 31,
MAY 31, 2000 AND 1999 (DOLLARS IN THOUSANDS)     1999          2000           2000           2001
-----------------------------------------------------------------------------------------------------
OPERATING REVENUES:
   Circulation.............................   $    50,345   $    45,405   $    26,472    $    46,834
   Advertising.............................        65,619        84,187        53,592         98,985
   Other...................................         2,560         3,522         1,820          2,338
                                              -------------------------------------------------------
NET REVENUES...............................       118,524       133,114        81,884        148,157
                                              -------------------------------------------------------
OPERATING EXPENSES:
   Cost of goods sold......................        62,180        65,566        40,175         63,398
   Circulation and selling.................        29,591        31,066        18,596         27,297
   Product management......................         9,496        10,385         6,088         11,785
   General and administrative..............        14,673        14,856        10,939         21,367
   Employee bonuses........................         1,900         2,091         1,108          4,408
   Depreciation and amortization...........         4,696         5,722         3,368          5,510
                                              -------------------------------------------------------
      Total operating expenses.............       122,536       129,686        80,274        133,765
                                              -------------------------------------------------------
INCOME (LOSS) FROM OPERATIONS..............        (4,012)        3,428         1,610         14,392
OTHER INCOME (EXPENSE):
   Interest--net...........................           282          (258)          528         (1,196)
   Miscellaneous--net......................          (272)        2,714         2,730            224
   Gain on sale of business................         3,475           656
   Equity in loss of affiliate.............                        (518)
                                              -------------------------------------------------------
INCOME (LOSS) BEFORE INCOME TAXES..........          (527)        6,022         4,868         13,420
PROVISION (BENEFIT) FOR INCOME TAXES.......           (17)        2,442         1,919          5,636
                                              -------------------------------------------------------
NET INCOME (LOSS)..........................   $      (510)  $     3,580   $     2,949    $     7,784
-----------------------------------------------------------------------------------------------------

See notes to combined consolidated financial statements.

                 WEIDER PUBLICATIONS, INC. AND SUBSIDIARIES AND
                       WEIDER INTERACTIVE NETWORKS, INC.

            COMBINED CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

--------------------------------------------------------------------------------------------------------------
                                                                                        ACCUMULATED
                                                           ADDITIONAL                      OTHER
          (DOLLARS IN THOUSANDS,               COMMON        PAID-IN      RETAINED     COMPREHENSIVE
         EXCEPT PER SHARE AMOUNTS)              STOCK        CAPITAL      EARNINGS     INCOME (LOSS)    TOTAL
--------------------------------------------------------------------------------------------------------------
BALANCE, JUNE 1, 1998......................  $         -   $     6,665   $    21,939    $        73    $28,677
   Comprehensive income:
      Net loss.............................                                     (510)                     (510)
      Foreign currency translation
         adjustment........................                                                     (22)       (22)
                                             -----------------------------------------------------------------
   Total comprehensive income..............                                                               (532)
   Distributions to Parent.................                                   (2,088)                   (2,088)
                                             -----------------------------------------------------------------
BALANCE, MAY 31, 1999......................                      6,665        19,341             51     26,057
   Comprehensive income:
      Net income...........................                                    3,580                     3,580
      Foreign currency translation
         adjustment........................                                                     (15)       (15)
                                             -----------------------------------------------------------------
   Total comprehensive income..............                                                              3,565
   Gain on issuance of investee stock--net
      of income taxes......................                                      311                       311
   Distributions to Parent.................                                   (2,088)                   (2,088)
                                             -----------------------------------------------------------------
BALANCE, MAY 31, 2000......................                      6,665        21,144             36     27,845
   Comprehensive income:
      Net income...........................                                    2,949                     2,949
      Foreign currency translation
         adjustment........................                                                      67         67
                                             -----------------------------------------------------------------
   Total comprehensive income..............                                                              3,016
   Distributions to Parent.................                                   (1,218)                   (1,218)
                                             -----------------------------------------------------------------
BALANCE, DECEMBER 31, 2000.................                      6,665        22,875            103     29,643
   Comprehensive income:
      Net income...........................                                    7,784                     7,784
      Interest rate swap...................                                                    (240)      (240)
      Foreign currency translation
         adjustment........................                                                     (20)       (20)
                                             -----------------------------------------------------------------
   Total comprehensive income..............                                                              7,524
   Issuance of common stock to acquire
      foreign licensing agreements.........                      4,000                                   4,000
   Issuance of common stock to capitalize
      Weider Interactive Networks, Inc. ...            1                                                     1
   Assets contributed by Parent to Weider
      Interactive Networks, Inc. ..........        1,504                                                 1,504
   Distributions to Parent.................                                   (1,044)                   (1,044)
                                             -----------------------------------------------------------------
BALANCE, DECEMBER 31, 2001.................  $     1,505   $    10,665   $    29,615    $      (157)   $41,628
--------------------------------------------------------------------------------------------------------------

See notes to combined consolidated financial statements.

                 WEIDER PUBLICATIONS, INC. AND SUBSIDIARIES AND
                       WEIDER INTERACTIVE NETWORKS, INC.

                 COMBINED CONSOLIDATED STATEMENTS OF CASH FLOWS

--------------------------------------------------------------------------------------------------
                                                                       SEVEN MONTHS
                                           YEAR ENDED    YEAR ENDED       ENDED        YEAR ENDED
                                             MAY 31,       MAY 31,     DECEMBER 31,   DECEMBER 31,
         (DOLLARS IN THOUSANDS)               1999          2000           2000           2001
--------------------------------------------------------------------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net income (loss).....................  $      (510)  $     3,580   $     2,949    $     7,784
   Adjustments to reconcile net income
      (loss) to net cash provided by
      operating activities:
      Equity in loss of affiliate........                        518
      Deferred income taxes..............        4,030         1,757         1,254         (2,881)
      Depreciation and amortization......        4,696         5,722         3,368          5,510
      Net gain on sales of business......       (3,324)         (622)                        (554)
      Performance unit compensation......        2,335            75                          230
      Changes in operating assets and
         liabilities--net of business
         acquisitions....................
      Accounts receivable................       (3,901)       (5,034)        3,775            203
      Inventories........................        1,485          (349)        1,500            434
      Prepaid expenses and other.........          374           (39)        2,120            (67)
      Accounts payable and accrued
         expenses........................          871           646        (2,851)         1,933
      Deferred compensation..............           85
      Deferred subscription revenues.....       (1,374)         (521)         (769)           604
                                           -------------------------------------------------------
         Net cash provided by operating
            activities...................        4,767         5,733        11,346         13,196
                                           -------------------------------------------------------
CASH FLOWS FROM INVESTING ACTIVITIES:
   Purchase of business--net of cash
      acquired...........................      (32,437)                                    (1,900)
   Purchase of property and equipment....       (2,973)       (3,301)         (618)        (2,651)
   Net proceeds from sale of
      businesses.........................        2,228           656                          147
   Change in receivable from Parent......       (2,323)          190        (9,285)         6,504
   Other assets..........................           80           120            24           (468)
                                           -------------------------------------------------------
         Net cash provided by (used in)
            investing activities.........      (35,425)       (2,335)       (9,879)         1,632
                                           -------------------------------------------------------

--------------------------------------------------------------------------------------------------
                                                                       SEVEN MONTHS
                                           YEAR ENDED    YEAR ENDED       ENDED        YEAR ENDED
                                             MAY 31,       MAY 31,     DECEMBER 31,   DECEMBER 31,
         (DOLLARS IN THOUSANDS)               1999          2000           2000           2001
--------------------------------------------------------------------------------------------------
CASH FLOWS FROM FINANCING ACTIVITIES:
   Payments on long-term debt............       (1,182)       (1,295)         (316)       (52,431)
   Proceeds from long-term debt..........       33,950                                     49,042
   Deferred financing costs..............                                                  (2,031)
   Distributions to Parent...............       (2,088)       (2,088)       (1,218)        (1,044)
                                           -------------------------------------------------------
         Net cash (used in) provided by
            financing activities.........       30,680        (3,383)       (1,534)        (6,464)
                                           -------------------------------------------------------
EFFECT OF EXCHANGE RATE CHANGES ON CASH
   AND CASH EQUIVALENTS..................  $       (22)  $       (15)  $        67    $       (20)
                                           -------------------------------------------------------
CHANGE IN CASH AND CASH EQUIVALENTS......                                                   8,344
CASH AND CASH EQUIVALENTS, BEGINNING OF
   PERIOD................................
                                           -------------------------------------------------------
CASH AND CASH EQUIVALENTS, END OF
   PERIOD................................  $         -   $         -   $         -    $     8,344
                                           -------------------------------------------------------
SUPPLEMENTAL DISCLOSURES OF CASH FLOW
   INFORMATION:
Cash paid (received) during the period
   for:
   Income taxes..........................                $    (4,150)  $      (494)   $       665
   Interest..............................  $        16   $        78   $     3,191    $     5,842
Noncash financing activities--issuance of
   contract payable to former officer....  $     2,900
Business acquired in purchase
   transaction:
   Fair value of assets acquired.........  $     1,596
   Excess of purchase price over fair
      value of net assets acquired.......       32,434
   Liabilities assumed...................       (1,593)
                                           -------------------------------------------------------
Cash paid--net of cash acquired..........  $    32,437
--------------------------------------------------------------------------------------------------

During 2001, WPI purchased foreign licensing agreements valued at $3,945 and received $55 in cash in exchange for the issuance of 39.51 shares of common stock (Note 13).

During 2001, WPI transferred property and equipment with a net book value of $1,208 and other assets with a carrying value of $297 to Parent in exchange for a receivable from Parent of $1,505. Parent then contributed these assets to WIN.

See notes to combined consolidated financial statements.

                 WEIDER PUBLICATIONS, INC. AND SUBSIDIARIES AND
                       WEIDER INTERACTIVE NETWORKS, INC.

              NOTES TO COMBINED CONSOLIDATED FINANCIAL STATEMENTS
    (AMOUNTS IN THOUSANDS, EXCEPT SHARE, PER SHARE, UNIT AND PER UNIT DATA)

1. SIGNIFICANT ACCOUNTING POLICIES

Description of business--Weider Publications, Inc. and its wholly owned subsidiaries ("WPI") develop content for publication primarily in active, healthy lifestyle magazines. WPI distributes its magazines directly to subscribers and through domestic and international distributors for ultimate delivery to various retail channels. Effective September 1, 2001, WPI transferred at net book value its online operations, including the companion websites and development and operation of personalized exercise and diet programs, to a newly formed affiliated company, Weider Interactive Networks, Inc. ("WIN").

Principles of combination--The combined consolidated financial statements include the accounts of WPI and WIN (collectively, the "Company"), which are majority-owned subsidiaries of Weider Health and Fitness (the "Parent" or "WHF") and are affiliated through common ownership and common management. All significant intercompany accounts and transactions have been eliminated.

Change in fiscal year--Effective December 31, 2000, WPI changed its year-end from May 31 to December 31 for reporting purposes. The combined consolidated statements of operations, stockholders' equity and cash flows are presented for the year ended December 31, 2001, the seven months ended December 31, 2000 and the years ended May 31, 2000 and 1999.

Use of estimates in preparing financial statements--The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Significant accounting estimates include the establishment of the allowance for doubtful accounts, reserves for sales return and allowances, and the recoverability of long-lived assets, including excess of purchase price over net assets acquired.

Foreign currency translations--Assets and liabilities of foreign subsidiaries are translated into U.S. dollars at current exchange rates. Revenues, costs and expenses are translated at average rates during each reporting period. Gains and losses resulting from foreign currency transactions are included in income currently, while those resulting from translation of financial statements are included in accumulated other comprehensive income (loss) within stockholders' equity.

Financial instruments--The Company adopted Statement of Financial Accounting Standards ("SFAS") No. 133, Accounting for Derivative Instruments and Hedging Activities, as amended by SFAS Nos. 137 and 138, on January 1, 2001. All derivatives are recognized on the balance sheet at their fair value. At the inception of the contract, the Company designates the derivative as (1) a fair value hedge, (2) a cash flow hedge, or (3) a trading instrument. Changes in the fair value of derivatives are recorded each period in current earnings or other comprehensive income (loss), depending on whether a derivative is designated as part of a hedge transaction and, if it is, the type of hedge transaction.

During 2001, WPI entered into an interest rate swap agreement to hedge WPI's exposure to variability in expected future interest payments for a portion of its variable-rate debt. The swap had an initial notional amount of $30,000, decreasing over time as specified in the agreement. WPI receives a floating rate at LIBOR and pays a fixed rate at 4.37%. The estimated fair value of the swap at December 31, 2001 was a liability of $414 and the change in fair market value has been recorded, net of $174 deferred income taxes, as a component of accumulated other comprehensive income (loss) within stockholders' equity. As of December 31, 2001, the amount to be reclassified from accumulated other comprehensive income (loss) into earnings during the next 12 months is expected to be a loss of $581.

The carrying amounts of cash and cash equivalents, accounts receivable and accounts payable approximate fair values because of the short-term maturities of these instruments. Borrowings under long-term debt are carried at amounts approximating fair values based on current rates available to the Company for debt with similar terms. The fair value of amounts receivable from the Parent could not be determined due to the related-party nature of the asset.

Cash and cash equivalents--Through June 30, 2001, WPI transferred all cash balances into a WHF cash concentration account, which was invested overnight. Cash balances transferred to WHF have been included in the current portion of receivable from Parent at December 31, 2000. Cash equivalents include all highly liquid investments with an original maturity of three months or less.

Accounts receivable--Accounts receivable have been stated at estimated net realizable value, with allowances of $1,027 and $1,203 at December 31, 2001 and 2000, respectively, for uncollectible amounts. Concentration of credit risk with respect to accounts receivable is generally diversified, as the Company's trade receivables are primarily from subscription and advertising customers located throughout the United States. The Company establishes its credit policies based on an ongoing evaluation of its customers' creditworthiness and competitive market conditions and establishes its allowance for doubtful accounts based on an assessment of exposures to credit losses at each balance sheet date. The Company believes its allowance for doubtful accounts is sufficient based on the credit exposures outstanding at December 31, 2001 and 2000.

Inventories--Inventories include paper stock and certain creative work in progress ("WIP"). The paper stock is stated at the lower of cost (first-in, first-out) or market. WIP is stated at the cost of articles and photos assigned to specific issues at the time of purchase.

Property and equipment--Property and equipment are stated at cost less accumulated depreciation and amortization. Depreciation and amortization expense was $3,300, $2,079, $3,512 and $2,731 for the year ended December 31, 2001, the seven months ended December 31, 2000 and the years ended May 31, 2000 and 1999, respectively, computed using the straight-line and accelerated methods over the estimated useful lives of the related assets.

Internal-use software--In compliance with American Institute of Certified Public Accountants ("AICPA") Statement of Position ("SOP") 98-1, Accounting for the Costs of Computer Software Developed or Obtained for Internal Use, the Company expenses costs incurred in the preliminary project stage and, thereafter, capitalizes costs incurred in the developing or obtaining of internal use software and includes them in property and equipment, net. Certain costs, such as maintenance and training, are expensed as incurred. Capitalized costs are amortized over a period of three years using the straight-line method. In addition, in compliance with SOP 98-1 and Emerging Issues Task Force ("EITF") No. 00-2, Accounting for Web Site Development Costs, direct internal and external costs associated with the development of the features and functionality of the Company's web sites incurred during the application and infrastructure development phase have been capitalized and are included in property and equipment, net on the accompanying combined consolidated balance sheets. Typical capitalized costs include but are not limited to acquisition and development of software tools required for the development and operation of the website, acquisition and registration costs for domain names, and costs incurred to develop graphics for the website. These capitalized costs are amortized over the estimated useful life of three years using the straight-line method. As of December 31, 2001, capitalized software costs are subject to impairment evaluation in accordance with the provisions of SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of.

Intangible assets--Intangible assets are stated at cost and amortized using the straight-line method over the estimated useful lives of the assets. Amortization expense was $2,210, $1,289, $2,210 and $1,965 for the year ended December 31, 2001, the seven months ended December 31, 2000 and the years ended May 31, 2000 and 1999, respectively. The Company evaluates various economic factors for determining requisite recovery periods for certain intangible assets on a case-by-case basis.

Long-lived assets--The Company evaluates the carrying value of long-lived assets based upon current and anticipated undiscounted cash flows and recognizes an impairment when such estimated cash flows are less than the carrying value of the asset. Measurement of the amount of impairment, if any, is based upon the difference between carrying value and fair value.

Income taxes--The Company files consolidated federal and, in certain states, combined or consolidated income tax returns with its Parent. For financial statement purposes, the Company has provided for income taxes as if it were filing separately except that the tax benefit of separate Company net operating losses is recognized when utilized by the consolidated group. The Company records in its combined consolidated balance sheets deferred income tax assets and liabilities for the expected future tax consequences of events that are recognized in different periods for financial statement and income tax reporting. Valuation allowances are established, when necessary, to reduce deferred income tax assets to the amounts expected to be realized. Current income taxes payable (refundable) are a component of current portion of receivable from Parent.

Accumulated other comprehensive income (loss)--At December 31, 2001, accumulated other comprehensive income (loss) consisted of unrealized loss on the Company's interest rate swap of $240 and a gain on foreign currency translation adjustments of $83. At December 31, 2000, the entire balance related to foreign currency translation adjustments.

Revenues--The Company recognizes revenues for (i) single copy sales upon shipment of magazines to wholesalers at estimated sell-through rates based on historical trends; (ii) subscriptions revenues upon serving copies to subscribers; and (iii) advertising sales at the time single copy revenue is recognized. Allowances are made for uncollectible accounts and estimated returns. Online advertising is generally recognized as advertisements are run, and online subscriptions are recorded as deferred revenue when received and recognized as revenue over the term of the subscription.

Barter transactions--WPI trades advertisements in its traditional properties in exchange for barter credits. These transactions are accounted for in accordance with the provisions of EITF

No. 93-11, Accounting for Barter Transactions Involving Barter Credits. Revenue and expense from these barter transactions are not material in any of the periods presented.

Subscription costs--Direct-response advertising costs, which include direct mail and renewal efforts, are capitalized and amortized to operating expenses over one year. Direct-response advertising costs of $961 and $974 are included in prepaid expenses and other as of December 31, 2001 and 2000, respectively. Agency commissions are recorded as a reduction to deferred subscription revenues and charged against revenues as the subscription copy is served.

New accounting pronouncements--In June 2001, the Financial Accounting Standards Board ("FASB") issued SFAS No. 141, Business Combinations. SFAS No. 141 requires the purchase method of accounting for business combinations initiated after June 30, 2001 and eliminates the pooling-of-interests method. The adoption of SFAS No. 141 did not have a significant impact on the Company's combined consolidated financial statements.

In June 2001, SFAS No. 142, Goodwill and Other Intangible Assets, was issued by the FASB. SFAS No. 142 eliminates the amortization of goodwill for all fiscal years beginning after December 15, 2001 and requires that goodwill be tested for impairment at least annually using a two-step process. The Company adopted SFAS No. 142 with respect to existing goodwill on January 1, 2002. Through December 31, 2001, goodwill was amortized on a straight-line basis using a 15-year useful life. Effective January 1, 2002, such amortization ceased.

During 2002, the Company completed the two-step process of the transitional goodwill impairment test prescribed in SFAS No. 142 with respect to existing goodwill. The first step of the transitional goodwill impairment test involved a comparison of the fair value of each of the Company's reporting units, as defined under SFAS No. 142, with its carrying amount. If the carrying amount exceeded the fair value of a reporting unit, the Company was required to perform the second step of the transitional goodwill impairment test. As a result of the outcome of the first step relative to one of WPI's reporting units, WPI was required to perform the second step of the transitional goodwill impairment test for this reporting unit. The second step involved comparing the implied fair value of the reporting unit's goodwill to its carrying value to measure the amount of impairment. The transitional goodwill impairment test resulted in WPI's recognizing a non-cash transitional goodwill impairment charge of $24,933 related entirely to this reporting unit, which represents the entire carrying value of the Company's recorded goodwill. As required by SFAS No. 142, this impairment charge, reduced by the related income taxes of $10,472, will be reflected as a cumulative effect of a change in accounting principle in the Company's 2002 combined consolidated statement of operations.

In determining the goodwill impairment loss, management estimated the reporting unit's fair value based on discounted cash flows that the business expects to generate in the future. The circumstances leading to the goodwill impairment include a deterioration of retail sales within certain vitamin, supplement and other product categories that led to a decline in advertising revenue in the reporting unit.

The following presents a reconciliation of reported net income for periods ended December 31, 2001, December 31, 2000, May 31, 2000 and May 31, 1999, adjusted to eliminate historical amortization of goodwill:

-------------------------------------------------------------------------------------------
                                                              MAY 31,        DECEMBER 31,
                                                          ---------------   ---------------
                                                           1999     2000     2000     2001
-------------------------------------------------------------------------------------------
Reported net income (loss)..............................  $ (510)  $3,580   $2,949   $7,784
Add: Amortization of goodwill, net of tax...............   1,151    1,285      764    1,254
                                                          ---------------------------------
                                                          $  641   $4,865   $3,713   $9,038
-------------------------------------------------------------------------------------------

SFAS No. 143, Accounting for Asset Retirement Obligations, which becomes effective for the Company on January 1, 2003, addresses the obligations and costs associated with the retirement of tangible long-lived assets. It requires that the fair value of the liability for an asset retirement obligation be recorded when incurred. The asset retirement costs must be capitalized as part of the carrying value of the long-lived assets. If the liability is settled for an amount other than the recorded balance, either a gain or a loss will be recognized at settlement. The Company has not determined the impact that this statement will have on its combined consolidated financial statements.

SFAS No. 144, Impairment or Disposal of Long-Lived Assets, will become effective for the Company on January 1, 2002. SFAS No. 144 addresses financial accounting and reporting for the impairment or disposal of long-lived assets and provides implementation guidance related to SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of, and addresses the accounting for a component of a business accounted for as a discontinued operation. The adoption of SFAS No. 144 in January 2002 had no impact on the Company's combined consolidated financial statements.

In April 2002, the FASB issued SFAS No. 145, Rescission of FASB Statements No. 4, 44 and 64, Amendment of FASB Statement No. 13, and Technical Corrections. For most companies, SFAS No. 145 will require gains and losses on extinguishments of debt to be classified within income or loss from continuing operations rather than as extraordinary items as previously required under SFAS No. 4, Reporting Gains and Losses from Extinguishment of Debt, an amendment of APB Opinion No.
30. Extraordinary treatment will be required for certain extinguishments as provided under APB Opinion No. 30. The provisions of SFAS No. 145 related to SFAS No. 4 are effective for fiscal years beginning after May 31, 2002. The provisions of SFAS No. 145 related to the amendment of SFAS No. 13 are effective for transactions occurring after May 15, 2002. All other provisions of SFAS No. 145 are effective for all financial statements issued on or after May 15, 2002. The adoption of SFAS No. 145 is not expected to have a material impact on the Company's combined consolidated financial statements.

In June 2002, the FASB issued SFAS No. 146, Accounting for Costs Associated with Exit or Disposal Activities. SFAS No. 146 will supercede EITF Consensuses No. 94-3, Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (Including Certain Costs Incurred in a Restructuring). SFAS No. 146 will affect the timing of the recognition of costs associated with an exit or disposal plan by requiring them to be recognized when incurred rather than at the date of a commitment to an exit or disposal plan. SFAS No. 146 is to be applied prospectively to exit or disposal activities initiated after December 31, 2002. The Company has not determined the impact that this statement will have on its combined consolidated financial statements.

 In November 2001, the EITF reached a consensus on EITF Issue No. 01-9, Accounting for Consideration Given by a Vendor to a Customer (Including a Reseller of the Vendor's Products ("EITF 01-9"). EITF 01-9 codifies and reconciles certain issues addressing the accounting for consideration given by a vendor to a customer (including both a reseller of the vendor's products and an entity that purchases the vendor's products from a reseller), including certain issues covered by EITF Issue No. 00-25, Vendor Income Statement Characterization of Consideration Paid to a Reseller of the Vendor's Products ("EITF 00-25"). Both EITF 01-9 and EITF 00-25, which were effective for the Company in this first quarter of 2002, clarify the income statement classification of costs incurred by a vendor in connection with the customer's purchase or promotion of the vendor's products. The adoption of EITF 01-9 and EITF 00-25 in the first quarter of 2002 resulted in a net reclassification of product placement costs previously classified as costs of goods sold and circulation and selling in the combined consolidated statements of operations to reductions of revenues earned from such activities. The change in classifications had no impact on the Company's results of operations, cash flows or financial position. The reclassification resulted in a net decrease in operating revenues and a corresponding decrease in operating expenses of $5,979, $3,613, $5,786 and $5,867 during the year ended December 31, 2001, the seven months ended December 31, 2000 and the years ended May 31, 2000 and 1999, respectively, which has been reflected in the combined consolidated statements of operations for all periods presented.

Reclassifications--Certain items in prior year financial statements have been reclassified to conform to the current year presentation.

2. ACQUISITION AND SALE OF BUSINESSES

In October 2001, WIN acquired certain assets of a consumer-focused weight loss program web site. The purchase price was $1,900, of which $149 was allocated to computer equipment and the remainder to proprietary software applications based on the estimated fair values of the assets acquired. The acquired assets are being amortized over a period of three years.

In October 1998, WPI sold substantially all of the assets of Weider's Golf, Inc. used to conduct the business of "Senior Golfer Magazine" for cash of $5,000 and the assumption of certain liabilities. Net proceeds were shared with the prior owner. WPI recognized a gain of $3,475 during the year ended May 31, 1999 related to this transaction. The resolution of certain contingencies associated with this transaction resulted in the recognition of an additional gain of $656 during the year ended May 31, 2000.

In July 1998, WPI acquired the assets used to conduct the business of "Natural Health Magazine" for cash of $32,437 (including acquisition-related costs) and the assumption of deferred subscription liabilities. The acquisition was accounted for as a purchase. The excess of purchase price over estimated fair value of net assets acquired of $32,434 has been recorded in other assets with an estimated life of 15 years. WPI also recorded a covenant not to compete of $250, which is being amortized over five years. The operating results of the acquired company are included in the consolidated statements of operations from the acquisition date.

3. INVENTORIES

Inventories consist of the following at December 31:

-----------------------------------------------------------------------------
                                                               2000     2001
-----------------------------------------------------------------------------
Paper stock.................................................  $3,078   $2,446
Work in process.............................................   1,458    1,657
                                                              ---------------
                                                              $4,536   $4,103
-----------------------------------------------------------------------------

4. PROPERTY AND EQUIPMENT

Property and equipment consist of the following at December 31:

----------------------------------------------------------------------------------------------
                                                           LIFE IN YEARS     2000       2001
----------------------------------------------------------------------------------------------
Furniture and equipment..................................        3 to 7    $ 11,165   $ 12,216
Leasehold improvements...................................    Lease term       8,085      8,178
Internal-use software....................................             3       1,814      5,090
                                                                           -------------------
                                                                             21,064     25,484
Accumulated depreciation and amortization................                   (13,743)   (16,913)
                                                                           -------------------
                                                                           $  7,321   $  8,571
----------------------------------------------------------------------------------------------

5. OTHER ASSETS

Other assets consist of the following at December 31:

----------------------------------------------------------------------------------------------
                                                             LIFE IN YEARS    2000      2001
----------------------------------------------------------------------------------------------
Intangible assets:
   Costs in excess of fair value of net assets acquired....            15    $32,434   $32,434
   Foreign licensing agreements............................            15                3,945
   Noncompete agreement....................................             5        250       250
                                                                             -----------------
                                                                              32,684    36,629
Accumulated amortization...................................                   (5,467)   (7,674)
                                                                             -----------------
                                                                              27,217    28,955
Deferred financing costs--net..............................                              1,929
Deposits and other.........................................                      504     1,125
                                                                             -----------------
                                                                             $27,721   $32,009
----------------------------------------------------------------------------------------------

6. INTEREST EXPENSE (INCOME)

Net interest expense (income) consists of the following for the periods ended:

---------------------------------------------------------------------------------------------
                                                             MAY 31            DECEMBER 31
                                                        -----------------   -----------------
                                                         1999      2000      2000      2001
---------------------------------------------------------------------------------------------
Interest income on receivable from Parent (Note 13)...  $(4,546)  $(4,963)  $(3,788)  $(4,071)
Interest expense on long-term debt....................    4,300     5,062     3,202     5,170
Other interest--net...................................      (36)      159        58       (73)
Amortization of financing costs.......................                                    170
                                                        -------------------------------------
                                                        -------   -------   -------   -------
                                                        $  (282)  $   258   $  (528)  $ 1,196
---------------------------------------------------------------------------------------------

7. LONG-TERM DEBT

Long-term debt consists of the following at December 31:

--------------------------------------------------------------------------------
                                                                2000      2001
--------------------------------------------------------------------------------
Advances under WPI Agreement:
   Term loan................................................  $     --   $45,000
   Revolving loan...........................................               4,042
Advances under WHF/WPI Agreement:
   Term loan................................................    48,875
   Revolving loan...........................................     2,898
Contract payable to former officer of WPI, due in annual
   installments of $533, including imputed interest at 7%,
   due May 2003.............................................     1,447     1,067
Other.......................................................       437       158
                                                              ------------------
                                                                53,657    50,267
Current portion.............................................   (52,631)   (2,922)
                                                              ------------------
                                                              $  1,026   $47,345
--------------------------------------------------------------------------------

As of December 31, 2001, future payments of long-term debt are due as follows:

---------------------------------------------------------------------
YEAR ENDING DECEMBER 31
---------------------------------------------------------------------
2002........................................................  $ 2,922
2003........................................................    9,553
2004........................................................   11,250
2005........................................................   11,250
2006........................................................   15,292
---------------------------------------------------------------------

In August 2001, WPI entered into a credit agreement ("WPI Agreement"), which consists of a $45,000 term loan and a $15,000 reducing revolving loan that expires September 2006. The proceeds of the new credit facility were used to repay the WHF/WPI Agreement. Borrowings bear interest at floating LIBOR-based rates (5.66% at December 31, 2001, including a margin) and are secured by a first priority lien on all owned or acquired assets of WPI, the capital stock of WPI's U.S. subsidiaries and the capital stock of certain of the Parent's U.S. subsidiaries. In addition, the Parent is required to maintain a minimum balance requirement of up to $10,000 in cash and marketable securities, depending upon certain ratios.

The WPI Agreement contains covenants which, among other things, require WPI (i) to maintain specified financial ratios and levels, as defined, and (ii) to restrict additional indebtedness, liens, investments and guarantees; payments for dividends, stock repurchases and distributions; capital expenditures; and transactions with affiliates. At December 31, 2001, the Company was in compliance with all loan covenants.

The revolving loan provides for a maximum of $2,000 in letters of credit, of which $567 was outstanding at December 31, 2001.

The WHF/WPI Agreement consisted of a $50,000 term loan and a $10,000 revolving loan. Borrowings bore interest at floating rates and were secured by a first priority lien on all owned or acquired assets, the capital stock of WPI, seven million shares of capital stock of Weider Nutrition International ("WNI") held by WHF and a $20,000 minimum balance requirement in cash and marketable securities. In addition, the WHF/WPI Agreement required WHF to reimburse WPI for Jump magazine operating losses (see Note 15). At December 31, 2000, WPI was not in compliance with certain covenants of the WHF/WPI agreement, and accordingly, the amounts due under the agreement were classified as a current liability.

WPI passed through to the Parent a portion of the proceeds of borrowings under the WHF/WPI Agreement, which have been included in current portion of receivable from Parent. WPI was reimbursed by the Parent for its share of costs (including interest) associated with the debt.

8. INCOME TAXES

The components of the provision for income taxes consist of the following for the periods ended:

--------------------------------------------------------------------------------------------
                                                              MAY 31          DECEMBER 31
                                                         ----------------   ----------------
                                                          1999      2000     2000     2001
--------------------------------------------------------------------------------------------
Current................................................  $(4,047)  $  685   $  665   $ 8,517
Deferred...............................................    4,030    1,757    1,254    (2,881)
                                                         -----------------------------------
                                                         $   (17)  $2,442   $1,919   $ 5,636
--------------------------------------------------------------------------------------------

The provision for income taxes differs from the expected tax at federal statutory rates as follows for the periods ended:

-------------------------------------------------------------------------------------------
                                                               MAY 31         DECEMBER 31
                                                           --------------   ---------------
                                                           1999     2000     2000     2001
-------------------------------------------------------------------------------------------
Federal income tax at statutory rate of 35%..............  $(184)  $2,108   $1,704   $4,697
Foreign operations.......................................    (40)     (49)    (105)     (56)
Meals and entertainment..................................    117      144       80      109
State income taxes.......................................    198      159      162      742
Other....................................................   (108)      80       78      144
                                                           --------------------------------
                                                           $ (17)  $2,442   $1,919   $5,636
-------------------------------------------------------------------------------------------

Net deferred income tax assets and liabilities consist of the following at December 31:

----------------------------------------------------------------------------------------------
                                                            2000                  2001
                                                     -------------------   -------------------
                                                     CURRENT   LONG-TERM   CURRENT   LONG-TERM
----------------------------------------------------------------------------------------------
Liabilities:
   Accrued liabilities.............................  $11,089   $      --   $ 9,779   $      --
   Expense recognition differences.................      381                   376
                                                     -----------------------------------------
                                                      11,470                10,155
                                                     -----------------------------------------
Assets:
   Deferred compensation...........................     (603)     (1,128)   (1,542)     (1,214)
   Interest rate swap..............................                                       (174)
   Allowances......................................   (1,115)               (1,016)
   Depreciation and amortization...................                 (926)               (1,278)
   State income taxes..............................      (30)                 (322)
   Other...........................................      (35)                  (31)
                                                     -----------------------------------------
                                                      (1,783)     (2,054)   (2,911)     (2,666)
                                                     -----------------------------------------
                                                     $ 9,687   $  (2,054)  $ 7,244   $  (2,666)
----------------------------------------------------------------------------------------------

Current income taxes payable (refundable) are a component of the current portion of receivable from Parent. WPI has not provided for deferred income taxes on the undistributed earnings of its foreign subsidiaries, as management intends to reinvest such earnings indefinitely. Such undistributed earnings totaled $1,150 and $990 as of December 31, 2001 and 2000, respectively.

9. STOCKHOLDERS' EQUITY

The capital structure of the Company is as follows at December 31:

-------------------------------------------------------------------------------
                                                               2000      2001
-------------------------------------------------------------------------------
WPI:
Common stock, $0.01 par value--authorized, 10,000 shares;
   outstanding, 1,234.68 (2001) and 1,195.17 (2000).........  $    --   $    --
Additional paid-in capital..................................    6,665    10,665
Retained earnings...........................................   22,875    30,645
Accumulated other comprehensive income (loss)...............      103      (157)
WIN:
Common stock, no par value--authorized, 5,000 shares;
   outstanding, 1,000 (2001)................................              1,505
Accumulated deficit.........................................             (1,030)
-------------------------------------------------------------------------------

10. EMPLOYEE INCENTIVE PLANS

Performance Units--WPI has awarded performance units to certain key employees at base values (exercise prices) per unit, equal to the book value per share of WPI at the specified award date. The units vest ratably over a ten-year period from the award date except that vesting may be accelerated for certain defined events. WPI will exchange the units from the option holder for cash (or, in certain cases, for cash, stock or a combination thereof at its discretion) equal to fair market value in the case of those certain defined events or equal to book value less base value on the date of a voluntary termination. The following table sets forth activity for performance units during the year ended December 31, 2001, the seven months ended December 31, 2000 and the years ended May 31, 2000 and 1999:

------------------------------------------------------------------------------------------------
                                           DURING THE PERIOD                          PRICE/UNIT
MAY 31                                  --------------------   ENDING    VESTED    -------------
BASE YEAR                               AWARDED   TERMINATED   BALANCE   PORTION   BASE    BOOK
------------------------------------------------------------------------------------------------
YEAR ENDED DECEMBER 31, 2001
1991..................................                         150,000   150,000   $0.94   $1.95
1991..................................                         247,500   247,500    1.30    2.22
1994..................................                          46,688    32,682    2.27    2.22
1995..................................                          49,073    29,444    2.49    2.22
1996..................................                65,729    40,000    20,000    2.33    2.22
1997..................................               115,000   160,000    64,000    2.10    2.22
1998..................................                50,000         -         -       -       -
SEVEN MONTHS ENDED
   DECEMBER 31, 2000
1991..................................                         150,000   135,000   $0.94   $1.95
1991..................................               114,000   247,500   222,750    1.30    1.95
1994..................................                          46,688    28,013    2.27    1.95
1995..................................                          49,073    24,536    2.49    1.95
1996..................................                         105,729    42,292    2.33    1.95
1997..................................               115,000   275,000    82,500    2.10    1.95
1998..................................                          50,000    10,000    1.91    1.95
1999..................................                50,000         -         -       -       -
YEAR ENDED MAY 31, 2000
1991..................................                         511,500   460,350   $1.30   $1.86
1994..................................                          46,688    28,013    2.27    1.86
1995..................................                          49,073    24,536    2.49    1.86
1996..................................                40,000   105,729    42,292    2.33    1.86
1997..................................                20,000   390,000   117,000    2.10    1.86
1998..................................   50,000                 50,000    10,000    1.91    1.86
1999..................................   50,000                 50,000     5,000    1.77    1.86

------------------------------------------------------------------------------------------------
                                           DURING THE PERIOD                          PRICE/UNIT
MAY 31                                  --------------------   ENDING    VESTED    -------------
BASE YEAR                               AWARDED   TERMINATED   BALANCE   PORTION   BASE    BOOK
------------------------------------------------------------------------------------------------
YEAR ENDED MAY 31, 1999
1991..................................   21,000      154,500   511,500   409,200   $1.30   $1.77
1994..................................                          46,688    23,344    2.27    1.77
1995..................................                          49,073    19,629    2.49    1.77
1996..................................                         145,729    43,719    2.33    1.77
1997..................................                         410,000    82,000    2.10    1.77
------------------------------------------------------------------------------------------------

In March 2001, in connection with the adoption of the WPI Equity Incentive Plan, WPI modified the terms under substantially all of the performance unit agreements (except as noted below) to freeze the book value at March 2001. However, upon the occurrence of certain defined events (including a sale of the WPI's assets and business, a change in control or a public offering), the performance unit holders would be entitled to additional compensation to the extent that the estimated fair value of WPI (on a per performance unit basis) at March 31, 2001 exceeds book value.

As part of a terminated employee's severance agreement, WPI agreed that in lieu of payment upon termination, the employee would be entitled to a book value of $1.95 on 150,000 units that were originally awarded in 1991 or a conversion payment attributable to a defined event occurring by October 2004.

WPI recorded compensation expense of $230, $0, $75 and $2,335 during the year ended December 31, 2001, the seven months ended December 31, 2000 and the years ended May 31, 2000 and 1999, respectively, in connection with these performance units. The amount of compensation expense recorded during the year ended May 31, 1999 includes $2,900 pursuant to WPI's negotiated settlement with a former officer relating to his performance units. The accrued compensation due unit holders related to these performance units totals $540 and $310 at December 31, 2001 and 2000, respectively, and is included in deferred compensation in the combined consolidated balance sheets.

Equity Plan--In March 2001, the Board of Directors approved the WPI Equity Incentive Plan ("EIP"). The EIP provides for the granting of incentive stock options (ISOs) and non-qualified stock options (NQSOs) to officers, directors and key employees. Grants under the EIP are limited to 20% of the Company's outstanding stock. Stock options granted per the EIP vest ratably over five years from the date of grant and expire ten years after the date of grant. During 2001, WPI granted options for 258.99 shares with an exercise price of $135,964 per share, 29.75 shares of which were forfeited before December 31, 2001. None of the options granted during 2001 are vested at December 31, 2001.

WPI has adopted the disclosure-only provision of SFAS No. 123, Accounting for Stock-Based Compensation. If compensation expense had been recognized in accordance with SFAS No. 123, net income for the year ended December 31, 2001 would have been reduced by approximately $556. The fair value of stock options granted during 2001 of $27,866 per share was determined using the minimum value option pricing model, with a risk-free interest rate of 4.64%, an expected life of five years, and expected dividends of zero.

11. EMPLOYEE BENEFITS

WHF has an Executive Retirement Program Benefits Agreement with certain key employees of WPI. Each agreement provides for benefits to be paid by WHF to the employee or the beneficiary following the retirement or death of the employee. WPI annually funds to the Parent the retirement obligation on those key employees (see Note 13). Included in general and administrative expense are $429, $268, $329 and $264 during the year ended December 31, 2001, the seven months ended December 31, 2000 and the years ended May 31, 2000 and 1999, respectively, for such obligations.

The Parent sponsors a contributory 401(k) savings plan that covers all employees who have met minimum age and service requirements. The Company matches employee contributions up to a specified percentage. Such contributions amounted to $494, $256, $391 and $286 during the year ended December 31, 2001, the seven months ended December 31, 2000 and the years ended May 31, 2000 and 1999, respectively.

12. COMMITMENTS AND CONTINGENCIES

Leases--The Company leases office facilities and equipment under several operating lease agreements expiring through 2007. The leases generally require the Company to pay maintenance, insurance, taxes and other expenses in addition to minimum annual rentals. Certain leases are subject to escalation clauses and certain leases contain renewal options. As of December 31, 2001, future minimum payments of $9,957 under the noncancelable operating leases are due as follows:

---------------------------------------------------------------------------------------
YEAR ENDING                                                   RELATED
DECEMBER 31                                                    PARTY    OTHER    TOTAL
---------------------------------------------------------------------------------------
2002........................................................  $   321   $2,505   $2,826
2003........................................................      337    2,203    2,540
2004........................................................      354    1,885    2,239
2005........................................................      371      716    1,087
2006........................................................      390      329      719
Thereafter..................................................      307      239      546
                                                              -------------------------
                                                              $ 2,080   $7,877   $9,957
---------------------------------------------------------------------------------------

Rental expense charged to operations amounted to $2,706, $1,525, $1,899 and $1,526 during the year ended December 31, 2001, the seven months ended December 31, 2000 and the years ended May 31, 2000 and 1999, respectively, including $315, $188, $291 and $277 during the same respective periods, for a building owned by a related party.

Printing Agreement--The Company has entered into an exclusive five-year printing agreement expiring December 31, 2005 with an unrelated printer to print, manufacture and distribute WPI's magazine titles, as specified in the agreement. This contract sets the pricing schedule for the various activities to be performed by the printer and contractually obligates the Company to exclusively use the printer for all printing, manufacturing and distribution activities of the specified titles. There is no minimum purchase obligation associated with this contract.

Litigation--In July 1999, a judgment was rendered against the Company of $320 in damages and $295 in attorney's fees arising out of a licensing and distribution agreement. In August

2001, the Court of Appeals reversed the judgment. While it affirmed the jury's finding of liability, the Court of Appeals held that the plaintiff had not proved its damages case. Accordingly, the case was remanded for a new trial on damages. The magnitude of the potential loss cannot be estimated with certainty at the present time.

In November 2001, a former senior executive filed suit for various claims and grievances against WPI, the Parent and an officer of WPI. Although the amounts claimed were substantial, the ultimate liability could not be determined as of December 31, 2001 because of the considerable uncertainties that existed as of that date.

In July 2002, the parties entered into a settlement agreement whereby WPI agreed to make a lump-sum cash payment and to grant a fully vested stock option for 22 shares of WPI's common stock ($0.01 par value) with an exercise price of $167,340 per share. WPI has a Call Right, as defined in the agreement, to purchase the stock or cancel the outstanding options at any time after signing a definitive agreement providing for a Liquidity Event, as defined in the agreement, at the price determined by the applicable Liquidity Event. If a Liquidity Event has not occurred prior to the fifth anniversary of the settlement agreement, the former senior executive will have the right to require WPI to cancel the option in exchange for a payment equal to the excess, if any, of the appraised value, on a per share basis, over the per share exercise price. The option agreement also includes restrictions on transferability and provides the holder with pro rata tag along rights. Since the option was granted to a non-employee, WPI has used the provisions of SFAS No. 123 to determine the fair value of the option. The Company recorded an expense of $2,025 during 2002 in connection with this settlement.

The Company is involved in various other claims, legal actions and governmental proceedings arising in the ordinary course of business. In the opinion of management, based in part on discussions with legal counsel, the ultimate outcome of these matters will not have a material adverse effect on the Company's combined consolidated financial statements.

Taxes--The Company is subject to income and other taxes in various jurisdictions, both domestically and internationally. The Company has identified a potential foreign tax exposure, the ultimate resolution of which may be material to the Company's combined consolidated financial statements. At present, the magnitude of the potential loss, if any, cannot be estimated with certainty.

13. RELATED PARTY TRANSACTIONS

Common Costs--WPI reimburses the Parent at negotiated rates for its specifically identifiable operating costs paid by the Parent under a consolidated program (including insurance and retirement benefits). WPI receives reimbursement from the Parent for administrative and facilities services it provides. Amounts are summarized as follows for the periods ended:

-------------------------------------------------------------------------------------------
                                                                   MAY 31       DECEMBER 31
                                                          ---------------   ---------------
                                                           1999     2000     2000     2001
-------------------------------------------------------------------------------------------
Reimbursement for services paid by the Parent...........  $ (683)  $ (762)  $ (605)  $ (776)
Reimbursement for services rendered to the Parent.......   1,596    1,724    1,267    1,915
-------------------------------------------------------------------------------------------

Advertising--WPI and Weider Nutrition International ("WNI"), a majority-owned subsidiary of WHF, are parties to an advertising agreement whereby WNI may purchase advertising pages, as determined monthly, in any or all of the publications of the Company at a price determined annually, which is substantially below that charged to unaffiliated third-party advertisers. In the case of certain magazines, WNI is obligated to purchase a minimum number of advertising pages. This agreement expires November 30, 2006 and is subject to termination by either party if certain specified events occur, including a change of control of WNI or WPI or an initial public offering by WPI. Revenues earned from WNI for advertising were $1,504, $839, $1,647 and $1,930 during the year ended December 31, 2001, the seven months ended December 31, 2000 and the years ended May 31, 2000 and 1999, respectively.

The Parent purchases, at its discretion, advertising pages in any or all of the publications of WPI at a price determined annually, which is substantially below that charged to unaffiliated third-party advertisers. Revenues earned from the Parent for advertising were $1,894, $1,963, $2,657 and $1,763 during the year ended December 31, 2001, the seven months ended December 31, 2000 and the years ended May 31, 2000 and 1999, respectively.

Royalty--In July 1985, the Parent and Joe Weider, Chairman of the Board of the Parent, entered into an agreement pursuant to which the Parent was granted all rights, title and interest in and to a system of weight training known as "The Weider System" and the exclusive right to use the name "Joe Weider" within the continental United States. As consideration for such grants, the Parent agreed to pay Joe Weider approximately $620 over seven years through May 31, 1992 and $450 for each year thereafter for the rest of his lifetime (of which $200 is paid by WPI and $250 is paid by WNI each year). Royalty expense under this agreement was $200, $117, $200 and $200 during the year ended December 31, 2001, the seven months ended December 31, 2000 and the years ended May 31, 2000 and 1999, respectively. The Parent's right to use "The Weider System" and "Joe Weider" survives the death of Joe Weider. Since the transfer by Joe Weider of such intellectual property to the Parent in 1985, the Parent has registered a number of trademarks used in the publishing business. Effective May 1997, the Parent assigned to WPI all such intellectual property, and subsequently, WPI has registered all trademarks used in the publishing business.

International Services--Several of WPI's magazine titles are published outside of North America (the United States, Canada and Mexico) by non-affiliated entities that were licensees of Mariz Gestao E Investimentos Ltda. ("Mariz"). Mariz is a company incorporated under the laws of Portugal and owned by a trust of which the family members of a director of WHF are included among the beneficiaries. Mariz obtained the exclusive international rights to license the use of the magazine trademarks. WPI provided content for the foreign issues of these magazines directly to the licensees of Mariz for a fee equal to one-third of the annual royalties received by Mariz from such licensees. Through December 31, 2000, WPI received reimbursement from the Parent for all net costs that WPI incurred in servicing the publishing needs of the licensees. During the seven months ended December 31, 2000 and the years ended May 31, 2000 and 1999, such reimbursements amounted to $1,370, $1,536 and $738, respectively. Pursuant to a transaction that closed December 21, 2001, the Company acquired the license agreements from Mariz. In consideration for the purchase of the license agreements and the receipt of cash of $55, WPI issued to Mariz 39.51 shares of common stock valued at $4,000, representing 3.20% of WPI's total issued and outstanding capital stock. Mariz has put rights at fair market value ("FMV"), which may be exercised after March 31, 2007. The put rights must be exercised incrementally on multiple occasions such that the FMV of the shares with respect to which the rights are first exercised do not exceed $2,000, and thereafter the FMV of the shares as to which the rights are exercised cannot exceed $1,000 on each occasion the rights are exercised. Payment terms are one-third at closing and the balance in two annual installments with interest at WPI's cost of funds, subject to the limitation that the payments, when aggregated with other stock or phantom stock redemption payments due by WPI that year, cannot exceed 25% of EBITDA, as defined in the agreement. If WPI is sold, Mariz has the same "tag along" rights as other stockholders, and if there is an initial public offering, Mariz has piggyback registration rights.

Receivable from/Payable to Parent--WPI has a receivable from Parent that arose primarily from loans and advances, swept cash at December 31, 2000, the transfer of the net assets of the New Media operations to WIN, reimbursements for services and income taxes. The $32,122 long-term portion of the receivable at December 31, 2001 and 2000 is evidenced by a note and is due and payable on July 9, 2005 or such other date after July 9, 2005 as the parties may mutually agree upon. The current portion of the receivable is due upon demand, and the balance fluctuates based on intercompany transactions. Through June 2001, WPI recognized interest income based on the average total receivable balance from the Parent, at an interest rate commensurate with WPI's borrowing rate under the WHF/WPI debt agreement (see Note 7). Effective July 1, 2001, in anticipation of the contractual provisions of a new debt agreement, WPI and the Parent amended the terms of their arrangement and WPI ceased recognizing interest income on the receivable from the Parent.

Common Stock Repurchase--During July 2002, WPI repurchased 3.98 shares of its common stock ($0.01 par value) from a minority stockholder for an aggregate price of $500. Under the terms of the repurchase agreement, if WPI consummates a transaction with an unaffiliated third party resulting in a change in control at any time prior to May 31, 2003, the former stockholder may be entitled to an additional payment as defined in the repurchase agreement.

14. INVESTMENT IN ENUTRITION

In April 1999, WPI obtained an 11.1% interest in eNutrition, which it received in exchange for an agreement (the "Agreement") to provide advertising pages and editorial mentions in WPI's publications at a cost substantially below that charged to unaffiliated third party advertisers and for providing content for the eNutrition website. Because eNutrition was a majority-owned consolidated subsidiary of the Parent, WPI was deemed to have significant influence on eNutrition. Accordingly, WPI accounted for eNutrition using the equity method, and as of December 31, 1999, the investment was reflected on WPI's consolidated balance sheet at zero.

In December 1999, eNutrition closed a private placement financing (the "Financing") in which eNutrition issued noncumulative preferred stock in exchange for $18,000 in cash and $2,000 in working capital loan conversions. The preferred stock features included voting rights equivalent to those of eNutrition's common stock, noncumulative dividends, liquidation preferences, redemption elections and common stock conversion rights, all as defined in the preferred stock agreement. As a result of the financing, WPI's ownership percentage was reduced to 4.4%.

In connection with the Financing, WPI recognized an increase of $518 in the carrying value of its investment in eNutrition to reflect the fact that the Company's ownership interest in eNutrition's net assets after the financing exceeded the Company's recorded investment. This increase in carrying value, reduced by the related income taxes of $207, was recorded as an increase to retained earnings during the year ended May 31, 2000. Subsequent to recording the increase in carrying value as a result of the financing, WPI recognized in its income statement an expense of $518, representing WPI's equity in the loss of eNutrition during the year ended May 31, 2000. As of May 31, 2000 and thereafter, WPI's investment in eNutrition was recorded at zero. In August 2000, eNutrition merged with another company, which has since ceased operations.

In connection with the Agreement, WPI received reimbursement for services rendered to eNutrition of $273 and $110 and recorded advertising revenues of $35 and $100 for the years ended May 31, 2000 and 1999, respectively.

15. JUMP MAGAZINE

As part of certain negotiations with its lender, effective November 1999, the Parent agreed to and became contractually required to reimburse WPI for any operating losses incurred by WPI in connection with publishing Jump magazine from the effective date until Jump was sold. Such losses totaled $238, $2,728 and $2,743 for the year ended December 31, 2001, the seven months ended December 31, 2000 and the year ended May 31, 2000, respectively. The Parent's reimbursement of these losses is included in miscellaneous--net in the accompanying combined consolidated statements of operations.

In March 2001, WPI sold the assets of Jump magazine, including the trademark and subscriber list for $200 and the assumption of $507 in deferred subscription revenues. In connection with the sale, the Company wrote off $100 of prepaid expenses and incurred transaction costs of $53. WPI transferred the gain of $554 related to this transaction to its Parent through a reduction of the receivable from the Parent.

16. UNAUDITED COMPARATIVE INFORMATION

The unaudited combined consolidated information for the seven months ended December 31, 1999 is as follows:

                 COMBINED CONSOLIDATED STATEMENT OF OPERATIONS

----------------------------------------------------------------------
OPERATING REVENUES:
   Circulation..............................................   $26,189
   Advertising..............................................    41,791
   Other....................................................     1,739
                                                               -------
NET REVENUES................................................    69,719
                                                               -------
OPERATING EXPENSES:
   Cost of goods sold.......................................    36,159
   Circulation and selling..................................    16,959
   Product management.......................................     5,904
   General and administrative...............................     8,131
   Employee bonuses.........................................       817
   Depreciation and amortization............................     3,062
                                                               -------
      Total operating expenses..............................    71,032
                                                               -------
LOSS FROM OPERATIONS........................................    (1,313)
OTHER INCOME (EXPENSE):
   Interest--net............................................      (151)
   Miscellaneous--net.......................................       (98)
                                                               -------
LOSS BEFORE INCOME TAXES....................................    (1,562)
BENEFIT FOR INCOME TAXES....................................      (656)
                                                               -------
NET LOSS....................................................   $  (906)
----------------------------------------------------------------------

            COMBINED CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY

-------------------------------------------------------------------------------------------
                                                                     ACCUMULATED
                                            ADDITIONAL                  OTHER
                                   COMMON    PAID-IN     RETAINED   COMPREHENSIVE
                                   STOCK     CAPITAL     EARNINGS   INCOME (LOSS)    TOTAL
                                   ------   ----------   --------   -------------   -------
-------------------------------------------------------------------------------------------
BALANCE, JUNE 1, 1999............  $    -   $    6,665   $ 19,341   $          51   $26,057
   Comprehensive loss--net of
      income taxes:
      Net loss...................                            (906)                     (906)
      Foreign currency
         translation
         adjustment..............                                              19        19
                                   --------------------------------------------------------
   Total comprehensive loss......                                                      (887)
   Gain on issuance of investee
      stock--net of income
      taxes......................                             311                       311
   Distributions to Parent.......                          (1,218)                   (1,218)
                                   --------------------------------------------------------
BALANCE, DECEMBER 31, 1999.......  $    -   $    6,665   $ 17,528   $          70   $24,263
-------------------------------------------------------------------------------------------

                 COMBINED CONSOLIDATED STATEMENT OF CASH FLOWS

----------------------------------------------------------------------
(DOLLARS IN THOUSANDS)
----------------------------------------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net loss.................................................   $  (906)
   Adjustments to reconcile net loss to net cash provided by
     operating activities:
      Depreciation and amortization.........................     3,062
      Changes in operating assets and liabilities:
         Accounts receivable................................       305
         Inventories........................................       (45)
         Prepaid expenses and other.........................    (1,185)
         Accounts payable and accrued expenses..............       301
         Deferred subscription revenues.....................      (272)
                                                               -------
            Net cash provided by operating activities.......     1,260
                                                               -------
CASH FLOWS FROM INVESTING ACTIVITIES:
   Purchase of property and equipment.......................    (2,166)
   Change in receivable from Parent.........................     2,366
   Other assets.............................................        73
                                                               -------
            Net cash provided by investing activities.......       273
                                                               -------
CASH FLOWS FROM FINANCING ACTIVITIES:
   Payments on long-term debt...............................      (334)
   Distributions to Parent..................................    (1,218)
                                                               -------
            Net cash used in financing activities...........    (1,552)
                                                               -------
EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH
  EQUIVALENTS...............................................        19
                                                               -------
CHANGE IN CASH AND CASH EQUIVALENTS.........................
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD..............
                                                               -------
CASH AND CASH EQUIVALENTS, END OF PERIOD....................   $     -
----------------------------------------------------------------------

17. PROPOSED TRANSACTION

In November 2002, WHF, WIN and certain affiliates agreed to sell the business of WPI and WIN to American Media Operations, Inc. ("AMI") pursuant to a Purchase and Contribution Agreement (the "Purchase Agreement") for a purchase price of approximately $340,000. Under the terms of the Purchase Agreement, WPI and WIN will contribute certain of their assets and liabilities to a newly formed entity that will in turn be sold to AMI. Consummation of the transactions contemplated by the Purchase Agreement is subject to a number of customary conditions, including the receipt of all necessary regulatory approvals.

During December 2002 in connection with the proposed transaction, WPI entered into agreements with substantially all of its option holders to issue additional options, reduce the exercise price of existing options and modify certain additional terms. These changes will result in the implementation of variable plan accounting for the WPI Equity Incentive Plan during the fourth quarter of 2002. Additionally, in December 2002, WPI amended certain provisions of the Performance Units Plan, which may result in a compensation charge in the fourth quarter of 2002.

                                  * * * * * *

                 WEIDER PUBLICATIONS, INC. AND SUBSIDIARIES AND
                       WEIDER INTERACTIVE NETWORKS, INC.
                 CONDENSED COMBINED CONSOLIDATED BALANCE SHEET
                                  (UNAUDITED)

---------------------------------------------------------------------------
                                                              SEPTEMBER 30,
                     (DOLLARS IN 000'S)                           2002
---------------------------------------------------------------------------
                                  ASSETS
CURRENT ASSETS
   Cash and cash equivalents................................       $ 10,825
   Accounts receivable, net.................................         26,491
   Inventories..............................................          4,308
   Prepaid expenses and other...............................          1,892
                                                              -------------
      Total Current Assets..................................         43,516
PROPERTY AND EQUIPMENT, net.................................          7,581
OTHER ASSETS, net...........................................          6,150
DEFERRED INCOME TAXES.......................................         13,138
                                                              -------------
                                                                   $ 70,385
                                                              -------------
                 LIABILITIES AND STOCKHOLDERS' DEFICIENCY
CURRENT LIABILITIES
   Accounts payable.........................................       $  5,892
   Accrued compensation and benefits........................          5,322
   Retail display costs and allowances......................          3,775
   Other accrued expenses...................................          5,611
   Current portion of long-term debt........................          2,832
   Deferred income taxes....................................          7,001
   Deferred subscription revenues...........................         13,485
                                                              -------------
      Total Current Liabilities.............................         43,918
LONG-TERM DEBT..............................................         37,750
DEFERRED COMPENSATION.......................................            540
INTEREST RATE SWAP..........................................            992
                                                              -------------
      Total Liabilities.....................................         83,200
                                                              -------------
COMMITMENTS AND CONTINGENCIES (Note 7)
STOCKHOLDERS' DEFICIENCY
   Common stock.............................................          1,505
   Additional paid-in capital...............................         10,165
   Retained earnings........................................         25,135
   Accumulated other comprehensive income (loss)............           (419)
   Receivable from Parent...................................        (49,201)
                                                              -------------
      Total Stockholders' Deficiency........................        (12,815)
                                                              -------------
                                                                   $ 70,385
---------------------------------------------------------------------------

See notes to condensed combined consolidated financial statements.

                 WEIDER PUBLICATIONS, INC. AND SUBSIDIARIES AND
                       WEIDER INTERACTIVE NETWORKS, INC.

                        CONDENSED COMBINED CONSOLIDATED
                            STATEMENTS OF OPERATIONS
                                  (UNAUDITED)

---------------------------------------------------------------------------------
                                                                      NINE MONTHS
                                                                            ENDED
                                                                     SEPTEMBER 30
                                                              -------------------
(DOLLARS IN 000'S)                                              2001       2002
---------------------------------------------------------------------------------
OPERATING REVENUES:
Circulation.................................................  $ 35,200   $ 34,871
Advertising.................................................    77,993     87,355
Other.......................................................     1,506      2,906
                                                              -------------------
NET REVENUES................................................   114,699    125,132
                                                              -------------------
OPERATING EXPENSES:
   Cost of goods sold.......................................    48,909     49,536
   Circulation and selling..................................    19,621     22,832
   Product management.......................................     7,934      9,063
   General and administrative...............................    15,917     14,965
   Employee bonuses.........................................     3,287      3,750
   Litigation settlement....................................         -      2,025
   Depreciation and amortization............................     3,995      2,838
                                                              --------   --------
      Total Operating Expenses..............................    99,663    105,009
                                                              -------------------
   Income From Operations...................................    15,036     20,123
OTHER INCOME (EXPENSE)
   Interest, net............................................      (273)    (2,739)
   Miscellaneous, net.......................................       365       (181)
                                                              -------------------
INCOME BEFORE INCOME TAXES..................................    15,128     17,203
Provision for Income Taxes..................................     6,298      7,222
                                                              -------------------
INCOME BEFORE CUMULATIVE EFFECT OF A CHANGE IN ACCOUNTING
   PRINCIPLE................................................     8,830      9,981
Cumulative effect of a Change in Accounting Principle, net
   of tax of $10,472........................................         -    (14,461)
                                                              -------------------
NET INCOME (LOSS)...........................................  $  8,830   $ (4,480)
---------------------------------------------------------------------------------

See notes to condensed combined consolidated financial statements.

                 WEIDER PUBLICATIONS, INC. AND SUBSIDIARIES AND
                       WEIDER INTERACTIVE NETWORKS, INC.

                        CONDENSED COMBINED CONSOLIDATED
                            STATEMENTS OF CASH FLOWS
                                  (UNAUDITED)

---------------------------------------------------------------------------------
                                                                      NINE MONTHS
                                                                            ENDED
                                                                     SEPTEMBER 30
                                                              -------------------
(DOLLARS IN 000'S)                                              2001       2002
---------------------------------------------------------------------------------
OPERATING ACTIVITIES:
   Net income (loss)
   Adjustments to reconcile net income (loss) to net cash
     provided by operating activities:......................  $  8,830   $ (4,480)
      Deferred income taxes.................................    (3,117)   (10,472)
      Depreciation and amortization.........................     3,994      2,838
      Cumulative effect of change in accounting principle...        --     24,933
      Net gain on sale of business..........................      (554)         -
   Changes in operating assets and liabilities:
      Accounts receivable...................................    (1,984)    (8,526)
      Inventories...........................................     2,126       (205)
      Prepaid expenses and other............................       232       (133)
      Accounts payable and accrued expenses.................      (576)    (1,563)
      Deferred subscription revenues........................     1,040      1,049
                                                              -------------------
      Net Cash Provided By Operating Activities.............     9,991      3,441
                                                              -------------------
INVESTING ACTIVITIES:
   Purchase of property and equipment.......................    (2,424)    (1,847)
   Net proceeds from sale of business.......................       147          -
   Other assets.............................................      (646)       927
   Change in receivable from Parent.........................     4,612     10,071
                                                              -------------------
      Net Cash Provided By Investing Activities.............     1,689      9,151
                                                              -------------------
FINANCING ACTIVITIES:
   Payments on long-term debt...............................   (52,271)    (9,684)
   Proceeds from long-term debt.............................    49,042          -
   Repurchase of common stock...............................         -       (500)
   Deferred financing costs.................................    (1,925)         -
   Distributions to Parent..................................    (1,044)         -
                                                              -------------------
      Net Cash Used In Financing Activities.................    (6,198)   (10,184)
                                                              -------------------
EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH
   EQUIVALENTS..............................................        (1)        73
                                                              -------------------
CHANGE IN CASH AND CASH EQUIVALENTS.........................     5,481      2,481
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD..............         -      8,344
                                                              -------------------
CASH AND CASH EQUIVALENTS, END OF PERIOD....................  $  5,481   $ 10,825
---------------------------------------------------------------------------------

See notes to condensed combined consolidated financial statements.

                 WEIDER PUBLICATIONS, INC. AND SUBSIDIARIES AND
                       WEIDER INTERACTIVE NETWORKS, INC.

               NOTES TO UNAUDITED CONDENSED COMBINED CONSOLIDATED
                              FINANCIAL STATEMENTS
                          SEPTEMBER 30, 2002 AND 2001
      (AMOUNTS IN 000'S, EXCEPT SHARE, PER SHARE, UNIT, AND PER UNIT DATA)

NOTE 1-- BASIS OF PRESENTATION

The accompanying condensed combined consolidated financial statements of Weider Publications, Inc. and its wholly owned subsidiaries ("WPI") and Weider Interactive Networks, Inc. ("WIN" collectively, the "Company"), which are subsidiaries of Weider Health and Fitness (the "Parent" or "WHF"), are unaudited. In the opinion of management, the financial statements present fairly, the financial position of the Company as of September 30, 2002, and the results of its operations and its cash flows for the nine months ended September 30, 2002 and 2001, and all adjustments, consisting of normal recurring entries considered necessary for a fair presentation have been included. All significant inter-company accounts and transactions have been eliminated. These statements should be read in conjunction with the Company's audited combined consolidated financial statements and related notes for the year ended December 31, 2001. The operating results for the nine months ended September 30, 2002 are not necessarily indicative of the results that may be expected for a full year. WPI develops content for publication primarily in active, healthy lifestyle magazines and distributes its magazines directly to subscribers and through domestic and international distributors for ultimate delivery to various retail channels. WIN houses the online operations for WPI including the companion websites and development and operation of personalized exercise and diet programs.

NOTE 2--RECENT ACCOUNTING PRONOUNCEMENTS

In June 2001, Statement of Financial Accounting Standards ("SFAS") No. 142, Goodwill and Other Intangible Assets, was issued by the Financial Accounting Standards Board ("FASB"). SFAS No. 142 eliminates the amortization of goodwill for all fiscal years beginning after December 15, 2001 and requires that goodwill be tested for impairment at least annually using a two-step process. The Company adopted SFAS No. 142 with respect to existing goodwill on January 1, 2002. Through December 31, 2001, goodwill was amortized on a straight-line basis using a fifteen year useful life. Effective January 1, 2002, such amortization ceased.

The Company has completed the two-step process of the transitional goodwill impairment test prescribed in SFAS No. 142 with respect to existing goodwill. The first step of the transitional goodwill impairment test involved a comparison of the fair value of each of the Company's reporting units, as defined under SFAS No. 142, with its carrying amount. If the carrying amount exceeded the fair value of a reporting unit, the Company was required to perform the second step of the transitional goodwill impairment test. As a result of the outcome of the first step relative to one of WPI's reporting units, WPI was required to perform the second step of the transitional goodwill impairment test for this reporting unit. The second step involved comparing the implied fair value of the reporting unit's goodwill to its carrying value to measure the amount of impairment. The transitional goodwill impairment test resulted in WPI recognizing a non-cash transitional goodwill impairment charge of $24,933 related entirely to this reporting unit, which represented the entire carrying value of the Company's recorded goodwill. As required by SFAS No. 142, this impairment charge, reduced by the related income taxes of $10,472, is reflected as a cumulative effect of a change in accounting principle in the Company's condensed consolidated statement of operations for the nine months ended September 30, 2002.

In determining the goodwill impairment loss, management estimated the reporting unit's fair value based on discounted cash flows that the business expects to generate in the future. The circumstances leading to the goodwill impairment include a significant deterioration in consumer sales of herbal supplements, the major advertising category for the magazine at the time it was acquired.

The following presents a reconciliation of reported net income for the nine months ended September 30, 2001 adjusted to eliminate historical amortization of goodwill:

---------------------------------------------------------------------------
                                                               NINE MONTHS
                                                                  ENDED
                                                              SEPTEMBER 30,
                                                                  2001
---------------------------------------------------------------------------
Reported net income.........................................  $       8,830
Add: amortization of goodwill, net of tax...................            962
                                                              -------------
                                                              $       9,792
---------------------------------------------------------------------------

SFAS No. 143, Accounting for Asset Retirement Obligations, which becomes effective for the Company on January 1, 2003, addresses the obligations and costs associated with the retirement of tangible long-lived assets. It requires that the fair value of the liability for an asset retirement obligation be recorded when incurred. The asset retirement costs must be capitalized as part of the carrying value of the long-lived assets. If the liability is settled for an amount other than the recorded balance, either a gain or a loss will be recognized at settlement. The Company has not determined the impact that this statement will have on its condensed combined consolidated financial statements.

SFAS No. 144, Impairment or Disposal of Long-Lived Assets, became effective for the Company on January 1, 2002. SFAS No. 144 addresses financial accounting and reporting for the impairment or disposal of long-lived assets and provides implementation guidance related to SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of, and addresses the accounting for a component of a business accounted for as a discontinued operation. The adoption of SFAS No. 144 had no impact on the Company's condensed combined consolidated financial statements.

In April 2002, the FASB issued SFAS No. 145, Rescission of FASB Statements Nos. 4, 44 and 64, Amendment of FASB Statement No. 13 and Technical Corrections. For most companies, SFAS No. 145 will require gains and losses on extinguishments of debt to be classified within income or loss from continuing operations rather than as extraordinary items as previously required under SFAS No. 4, Reporting Gains and Losses from Extinguishment of Debt, an amendment of APB Opinion No.
30. Extraordinary treatment will be required for certain extinguishments as provided under APB Opinion No. 30. The provisions of SFAS No. 145 related to the rescission of SFAS No. 4 are effective for fiscal years beginning after May 31, 2002. The provisions of SFAS No. 145 related to the amendment of SFAS No. 13 are effective for transactions occurring after May 15, 2002. All other provisions of SFAS No. 145 are effective for financial statements issued on or after May 15, 2002. The adoption of SFAS No. 145 is not expected to have a material impact on the Company's condensed combined consolidated financial statements.

In June 2002, the FASB issued SFAS No. 146, Accounting for Costs Associated with Exit or Disposal Activities. SFAS No. 146 will supersede EITF Consensus No. 94-3, Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring). SFAS No. 146 will affect the timing of the recognition of costs associated with an exit or disposal plan by requiring them to be recognized when incurred rather than at the date of a commitment to exit or disposal plan. SFAS No. 146 is to be applied prospectively to exit or disposal activities initiated after December 31, 2002. The Company has not determined the impact that this statement will have on its condensed combined consolidated financial statements.

In November 2001, the EITF reached consensus on EITF Issue No. 01-9, Accounting for Consideration Given by a Vendor to a Customer (Including a Reseller of the Vendor's Products ("EITF 01-9"). EITF 01-9 codifies and reconciles certain issues addressing the accounting for consideration given by a vendor to a customer (including both a reseller of the vendor's products and an entity that purchases the vendor's products from a reseller), including certain issues covered by EITF Issue No. 00-25, Vendor Income Statement Characterization of Consideration Paid to a Reseller of the Vendor's Products("EITF 00-25"). Both EITF 01-9 and EITF 00-25, which were effective for the Company in the first quarter of 2002, clarify the income statement classification of costs incurred by a vendor in connection with the customer's purchase or promotion of the vendor's products. The adoption of EITF 01-9 and EITF 00-25 in the first quarter of 2002 resulted in a net reclassification of product placement costs previously classified as cost of goods sold and circulation and selling expenses in the accompanying condensed combined consolidated statements of operations to reductions of revenues earned from such activities. The change in classification had no impact on the Company's results of operations, cash flows or financial position. The reclassification resulted in a net decrease in operating revenues and a corresponding decrease in operating expenses of $6,414 and $4,841 for the nine months ended September 30, 2002 and 2001, respectively.

NOTE 3--INVENTORIES

Inventories consist of the following at September 30, 2002:

--------------------------------------------------------------------
Paper stock.................................................  $3,549
Work in process.............................................     759
                                                              ------
                                                              $4,308
--------------------------------------------------------------------

NOTE 4--COMMON STOCK REPURCHASE

During July 2002, WPI repurchased 3.98 shares of its common stock ($0.01 par value) from a minority stockholder for an aggregate price of $500. Under the terms of the repurchase agreement, if WPI consummates a transaction with an unaffiliated third party resulting in a change in control at anytime prior to May 31, 2003, then the former stockholder may be entitled to an additional payment, as defined in the repurchase agreement.

NOTE 5--ACCUMULATED OTHER COMPREHENSIVE INCOME (LOSS)

Comprehensive income (loss) consists of the following:

------------------------------------------------------------------------------
                                                                NINE MONTHS
                                                                   ENDED
                                                                SEPTEMBER 30
                                                              ----------------
                                                               2001     2002
------------------------------------------------------------------------------
Net income (loss)...........................................  $8,830   $(4,480)
Interest rate swap adjustment, net of tax...................       -      (335)
Foreign currency translation adjustment.....................      (1)       73
                                                              ----------------
                                                              $8,829   $(4,742)
------------------------------------------------------------------------------

NOTE 6--COMMITMENTS AND CONTINGENCIES

Litigation--In July 1999, a judgment was rendered against WPI of $320 in damages and $295 in attorney's fees arising out of a licensing and distribution agreement. In August 2001, the Court of Appeals reversed the judgment. While it affirmed the jury's finding of liability, the Court of Appeals held that the plaintiff had not proved its damages case. Accordingly, the case was remanded for a new trial on damages. The magnitude of the potential loss cannot be estimated with certainty at the present time.

In November 2001, a former senior executive filed suit for various claims and grievances against WPI, the Parent and an officer of WPI. In July 2002, the parties entered into a settlement agreement under which WPI agreed to make a lump sum cash payment and to grant a fully vested stock option for 22 shares of WPI's common stock ($0.01 par value), with an exercise price of $167,340 per share. WPI has a Call Right, as defined in the agreement, to purchase the stock or cancel the outstanding options at any time after signing a definitive agreement providing for a Liquidity Event, as defined in the agreement, at the price determined by the applicable Liquidity Event. If a Liquidity Event has not occurred prior to the fifth anniversary of the settlement agreement, the former senior executive will have the right to require WPI to cancel the option in exchange for a payment equal to the excess, if any, of the appraised value, on a per share basis, over the per share exercise price. The option agreement also includes restrictions on transferability and provides the holder with pro rata tag along rights.

Since the option was granted to a non-employee, WPI has used the provisions of SFAS No. 123 to determine the fair value of the option. The Company recorded an expense of $2,025 during 2002 in connection with this settlement.

The Company is involved in various other claims, legal actions and governmental proceedings arising in the ordinary course of business. In the opinion of management, based in part on discussions with legal counsel, the ultimate outcome of these matters will not have a material adverse effect on the Company's condensed combined consolidated financial statements.

Taxes--The Company is subject to income and other taxes in various jurisdictions, both domestically and internationally. The Company has identified a potential foreign tax exposure, the ultimate resolution of which may be material to the Company's condensed combined consolidated financial statements. At present, the magnitude of the potential loss, if any, cannot be estimated with certainty.

NOTE 7--SUBSEQUENT EVENTS

In November 2002, WHF, WIN and certain affiliates agreed to sell the business of WPI and WIN to American Media Operations, Inc. ("AMI") pursuant to a Purchase and Contribution Agreement (the "Purchase Agreement") for a purchase price of approximately $340,000. Under the terms of the Purchase Agreement, WPI and WIN will contribute certain of their assets and liabilities to a newly formed entity that will in turn be sold to AMI. Consummation of the transactions contemplated by the Purchase Agreement is subject to a number of customary conditions, including receipt of all necessary regulatory approvals.

In connection with the proposed transaction, the Company intends to distribute the receivable from Parent by declaring a dividend to the Parent. This declaration is expected to occur in the fourth quarter of 2002. Accordingly, the net receivable from Parent has been reclassified as contra-equity in the accompanying condensed combined consolidated balance sheet as of September 30, 2002.

During December 2002, in connection with the proposed transaction, WPI entered into agreements with substantially all of its option holders to issue additional options, reduce the exercise price of existing options and modify certain additional terms. These changes will result in the implementation of variable plan accounting for the WPI Equity Incentive Plan during the fourth quarter of 2002. Additionally, in December 2002, WPI amended certain provisions of the Performance Unit Plan that may result in a compensation charge in the fourth quarter of 2002.